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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of report (Date of earliest event reported):
                               February 27, 2001


                       PAPA JOHN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                                    61-1203323
 (State of other jurisdiction of                     (I.R.S. Employer
  incorporation or organization                    identification number)


                        2002 PAPA JOHN'S BOULEVARD
                      LOUISVILLE, KENTUCKY 40299-2334
                 (Address of principal executive offices)

                             (502) 261-7272
              (Registrant's telephone, including area code)


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ITEM 5. OTHER EVENTS

      On February 27, 2001, Papa John's International, Inc. announced financial results for the fourth quarter 2000, as well as full-year 2000.

      The Company also reported that the previously announced fourth quarter 2000 special charge would total $24.1 million ($14.9 million, net of tax).

      In additional, the Company announced that its Board of Directors had approved an increase to $275 million (from $225 million) in the amount of the Company's common stock that may be repurchased through December 30, 2001.

      The Company also provided additional guidance for 2001.

      This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1      Press Release dated February 27, 2001.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        PAPA JOHN'S INTERNATIONAL, INC.

                                  (Registrant)

Date: March 9, 2001                             /s/ J. David Flanery
                                                --------------------------
                                                J. David Flanery
                                                Vice President of Finance
                                                and Principal Accounting
                                                Officer

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                                 EXHIBIT INDEX

 EXHIBIT NO.
------------
   99.1        Press Release dated February 27, 2001